CIRCADIAN Group

Trusted.Tactical.Transparent

LETTER OF ENGAGEMENT

for:

Investor Relations Service Agreement

(the "Investor Relations services")

This Investor Relations Service Agreement (the "Agreement") is effective:

January 15th, 2014

By and between:

1830012 Ontario Ltd. O/A Circadian Group (the "service provider")
3270 Electricity Drive, Suite 213,
Windsor, Ontario, N8W 5J1, Canada

AND

Ehouse Global Inc. (the "Company")
7660 Fay Avenue #H-169
La Jolla, CA 92037

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1) The parties wish to enter into this Agreement pursuant to which the Company engages the Service provider to provide Investor Relations Services within the terms and conditions hereinafter set forth, and in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

a) The Service Provider is to provide the Company Investor Relations Services for an initial twelve (12) month period commencing on the date of the agreement. However, either party has the option to terminate this agreement after six (6) months, in writing with a minimum of 30 day notice. After the initial twelve (12) month period the agreement will automatically self-renew on a month to month basis unless terminated in writing by either party with a minimum of 30 day notice.

b) For investor relations services rendered to the company by the service provider, the company is to pay the service provider $2,500 US Dollars per month due five (5) business days before the 15th of each month. The Consultant will also be entitled to an additional sliding-scale monthly cash consulting retainer of up to $10,000, paid solely at discretion of the Company dependant on the monthly work load.

c) Investor Relations Services may include, with potential substitutions or deletions:

- Press Release, Presentation, Website, and all other media creation and consultation;
- Toll free 800 number, and ir@ email for incoming Investor inquiries;
- Email collection and management for newsletter distribution;
- Email newsletter blasting to Circadian's large and constantly growing Investor list;
- Update & input accurate fundamental corporate data into identified online financial outlets;
- Message Board management;
- Shareholder identification, survey & tracking model analysis and consultation (NOBO & DTC reports);
- Social Media Awareness & Promotion via: Circadian Group's substantial social media following through our: Corporate Blog, Facebook, Twitter, LinkedIn, SlideShare, and YouTube;
- Public Relations and Media stimulation utilizing: Marketwire's Media Hub platform and/ or Circadian's targeted Media outreach program utilizing our substantial Twitter following.

d) In addition, the Company shall provide the Service Provider with:

- Transparent and forthright communications;
- Prompt responses to inquiries;
- Availability via phone and or email during North American capital market hours;
- All necessary Client documents including NOBO lists and DTC Reports as needed.

2) The Service Provider is not an Employee. The Service Provider shall be providing services under this Agreement strictly as an independent contractor, under the direction and supervision of the Company.

3) The Agreement, together with exhibits or schedules, embodies the entire understanding between the parties with any and all prior correspondence, conversation, or memoranda being merged herein and replaced hereby and

being void without effect hereon. No prior agreement or understanding pertaining to the subject matter of this Agreement shall be valid or of any force or effect. No representation, inducement, understanding or anything of any nature whatsoever made, stated or represented, other than as set forth in this Agreement, has induced the parties to enter into this Agreement.

4) In the event of a dispute between the parties (i) arising out of or related to the provisions and/or subject matter of this Agreement or the breach thereof, or (ii) relating to any transaction of any kind between the parties to this Agreement or their officers, directors, agents, representatives and/or employees, it is agreed that all such dispute governed by the applicable laws of the province of Ontario, Canada.

5) Service Provider agrees to have all media and media components (including third party media) approved by Company prior to any dissemination.

The terms and conditions of this Agreement shall remain in effect for a period of twelve (12) months from the date hereof.

IN WITNESS WHEREOF the parties have executed this agreement as of the date first above written.

1830012 ONTARIO LTD.

O/A: CIRCADIAN GROUP

By:

Name: Ryan Troup

Title: President

Date: January 15th, 2014

COMPANY:

EHOUSE GLOBAL INC.

By:

Name: Scott Corlett

Title: CEO

Date: January 15th, 2014